Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption
"Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment Number 19 to the Registration Statement Number 2-80808 (Form N-1A) of
Mosaic Income Trust of our reports dated May 2, 1997, included in the March 31, 1997 Annual Reports to shareholders.

(signature)
Ernst & Young LLP
Philadelphia, PA
April 28, 1998